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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. ("Companies") to be filed with the Securities and Exchange Commission on or about April 13, 1999 for the registration of 1,086,916 shares of paired common stock of the Companies and to the incorporation by reference therein of our reports (a) dated August 7, 1997 (except for Note 18, as to which the date is September 17, 1997) with respect to the Consolidated Financial Statements of WHG Resorts & Casinos Inc. and related financial statement schedule; (b) dated August 7, 1997 with respect to the Financial Statements of Posadas de San Juan Associates and related financial statement schedule;
(c) dated August 11, 1997 with respect to the Financial Statements of WKA El Con Associates; and (d) dated May 2, 1997 with respect to the Financial Statements of El Conquistador Partnership L.P.; all of which are included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998, filed with the Securities and Exchange Commission.

                                        /s/ERNST & YOUNG LLP

San Juan, Puerto Rico
April 8, 1999